UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2014

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

260 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Determination Not to Stand for Re-election

On May 1, 2014, at a regularly scheduled meeting of the board of directors of KaloBios Pharmaceuticals, Inc. (the “Company”), James I. Healy, MD, PhD, informed the board of directors that he does not intend to stand for re-election to the Company’s board of directors at the upcoming annual meeting of stockholders scheduled for June 18, 2014. Dr. Healy has served as a member of our board of directors and as chairman of the board since 2001. In light of the Company’s public offering in 2013 and his other present and potential public company board commitments, Dr. Healy has determined that this is an appropriate time for him to step down. Dr. Healy does not have a dispute with the Company over any matters, policy or otherwise. He will leave office as a director following the conclusion of the Company’s annual meeting.

Therefore, instead of nominating a slate of eight directors as previously disclosed in the Company’s proxy statement dated April 29, 2014 for the annual meeting of stockholders, the board of directors will be nominating a slate comprised of the seven remaining nominees set forth in the proxy statement.  Shares represented by proxies returned before the annual meeting will be voted for the directors nominated by the board of directors as instructed, except that votes will not be cast for Dr. Healy because he is no longer standing for re-election to the Company’s board of directors. Your proxies cannot be voted for a greater number of persons than seven.  The board of directors has reduced the size of the board to seven effective as of the conclusion of the annual meeting.

Board Leadership Changes

In connection with Dr. Healy’s decision not to stand for re-election to the Company’s board of directors, on May 1, 2014, the board of directors elected Ted W. Love, MD, as the Company’s new chairman of the board, effective immediately. Dr. Love has been a member of our board of directors since March 2009.  He has held senior executive and management positions at a number of biopharmaceutical companies including Onyx Pharmaceuticals, Inc., Nuvelo, Inc., Theravance, Inc. and Genentech, Inc. Dr. Love also serves or has served as a member of the boards of directors of biopharmaceutical companies Santarus, Inc., Amicus, Inc., Adventrx, Inc., Affymax, Inc. and BioRad, Inc. and serves on the board of directors of Stanford Hospital & Clinics.

The board of directors also appointed Gary Lyons to serve on the audit committee effective immediately, to replace Dr. Love, who will step down in connection with his appointment as chairman of the board.  It also appointed V. Bryan Lawlis, Jr., Ph.D. and Laurie Smaldone Alsup, M.D., to the nominating and corporate governance committee, effective immediately.

Board Compensation Changes

On May 1, 2014, the board of directors also revised the equity compensation component of the Company’s board of director compensation program described in the Company’s proxy statement dated April 29, 2014, such that continuing directors will be eligible to receive an annual option to purchase 20,000 shares of our common stock rather than 10,000 shares. Such annual option grants are made effective immediately following the completion of our annual meeting of stockholders and vest ratably over 12 months of continuous service following the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

	By:	/s/ Donald R. Joseph
Donald R. Joseph
Chief Legal Officer

Dated: May 5, 2014